Exhibit 99.1

Joint Filer Information

Names: Roundball, LLC

Address: 25101 Chagrin Boulevard, Suite 350, Beachwood, Ohio 44122

Designated Filer: Steven Rosen

Issuer and Ticker Symbol: Hickok Inc. [HICKA]

Date of Event Requiring Statement: December 31, 2014

The undersigned, Roundball, LLC, is jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Steven Rosen with respect to the beneficial ownership of securities of Hickok Inc.

Signatures:

ROUNDBALL, LLC

By:	/s/ Frederick Widen
Name:	Frederick Widen
Title:	Manager, Roundball, LLC